UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MARKFORGED HOLDING CORPORATION

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This filing is made on behalf of both Markforged Holding Corporation (“Markforged”) and Nano Dimension Ltd. (“Nano”) with respect to the following email from Nano sent to employees of Markforged on October 17, 2024:

Dear Teams,

We are excited to be sending the first merger update email going to employees of all three companies in the process of joining together as one solidified Digital Manufacturing enterprise.

As we provide these updates, we are committed to being as transparent and honest as we can, given that some decisions remain in flux. It is also important to note that these emails should be kept in confidence and should not be shared or discussed externally from your current parent company.

On Oct. 8, leadership team members from Nano Dimension, Desktop Metal, and Markforged met for the first time to continue our ongoing planning to join as one. While until the completion of the regulatory and other approvals processes, we are operating as three independent companies, as we have done until now, we plan to be ready to “hit the ground running” once all approvals are met.

Our “Day One” planning involves the merger of Nano and DM, which we expect will take place first. “Day Two” planning involves the merger of Nano and Markforged, at which time we will kick off what we’ll call “New-Co” for now, which is short for New Company. The dates for Day One and Two will depend on regulatory approvals and other factors.

During our session, it became clear that there are many things to be excited about and whilst for now, as mentioned above, we must operate separately for the near term, here’s what we can share so far:

One, we expect our headquarters to be in Greater Boston – specifically at the Markforged headquarters.

Two, while it is too early to make conclusions about the nature of the integrated product portfolio, we are of a common view that we will have the strongest and most innovative product portfolio in the Additive Manufacturing for real production applications. We fully expect to be able to offer the market the very best technologies in certain categories, where we will be completely unmatched in our portfolio and technical prowess.

Three, we will have a smart Go-to-Market strategy mix that includes a continuation of successful channels, transactional selling into R&D, academia, and health care, as well as solution selling of industrial applications.

While there is still much to do as we progress through this process, we thank you for your patience and dedication to your near-term business tasks. As always, reach out to your manager if you have any specific questions.

Lastly, we want to update you that we are trying to organize a social get together for all of our Boston-based teams in the coming weeks at which Yoav would like to join us to meet you and to set out his vision for this exciting future. More details to follow.

Thank you,

Zivi Nedivi | President

Nano Dimension

Additional Information and Where to Find It

In connection with the proposed transaction between Markforged Holding Corporation (“Markforged”) and Nano Dimension Ltd. (“Nano”), Markforged intends to file a proxy statement on Schedule 14A (the “proxy statement”) relating to a special meeting of its stockholders with the Securities and Exchange Commission (“SEC”). Markforged may also file other relevant documents with the SEC in connection with the proposed transaction. This document is not a substitute for the proxy statement or any other document that Markforged may file with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of Markforged. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other filings containing important information about Markforged and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Markforged will be available free of charge on Markforged’s website at https://investors.markforged.com/sec-filings.

Participants in the Solicitation

Markforged, Nano and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Markforged is set forth in Markforged’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024. Information about the directors and executive officers of Nano is set forth in Nano’s Annual Report on Form 20-F, which was filed with the SEC on March 21, 2024. Markforged stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Markforged directors and executive officers in the transaction, which may be different than those of Markforged’s stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

Any statements in this message about Markforged’s and Nano’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to the proposed transactions between Markforged and Nano and Nano and Desktop Metal, the benefits sought to be achieved through the transactions, the anticipated timing of the transactions, the potential effects of the transactions, the possibility of any termination of the merger agreements for either transaction, the ability of Markforged and Nano or Nano and Desktop Metal to complete the transactions contemplated by the applicable merger agreement, including the parties’ abilities to satisfy the conditions to the consummation of the mergers contemplated thereby and the other conditions set forth in the applicable merger agreement, Markforged’s, Nano’s and Desktop Metal’s business and expectations regarding outlook and all underlying assumptions, Nano’s, Markforged’s and Desktop Metal’s objectives, plans and strategies, operating trends in markets where Markforged or Desktop Metal operates, projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that Markforged, Nano or Desktop Metal intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “may,” “will,” “intends,” “projects,” “could,” “would,” “estimate,” “potential,” “continue,” “plan,” “target,” or the negative of these words or similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Markforged’s, Nano’s or Desktop Metal’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may cause Markforged’s, Desktop Metal’s or Nano’s actual results or performance to be materially different from those expressed or implied in the forward-looking statements include, but are not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the applicable merger agreement; (ii) the effect of the announcement of the proposed transaction on the ability of Markforged, Nano or Desktop Metal to operate its respective business and retain and hire key personnel and to maintain favorable business relationships; (iii) the ability of the parties to consummate the proposed transactions in a timely manner or at all; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the applicable merger agreement; (v) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transactions, including the receipt of required regulatory approvals and the requisite approval of Markforged stockholders; (vi) the response of competitors, suppliers and customers to the proposed transactions; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transactions; (viii) significant costs associated with the proposed transactions; (ix) potential litigation relating to the proposed transactions; (x) restrictions during the pendency of the proposed transactions that may impact Markforged’s or Desktop Metal’s ability to pursue certain business opportunities; and (xi) other risks, uncertainties and factors discussed and described in reports filed with the SEC by Markforged, Desktop Metal and Nano from time to time, including those under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K, 10-Q or 20-F, as applicable, and subsequent filings with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. No party undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.